Exhibit 99.1
NEWS RELEASE for November 10, 2009 AT 4:10 PM ET
Contact: William R. Abbott
                Senior Vice President and Chief Financial Officer
                949-420-1800
CARDIOGENESIS REPORTS THIRD QUARTER 2009 RESULTS
IRVINE, CA, November 10, 2009
     Cardiogenesis Corporation (Pink Sheets: CGCP), a leading developer of surgical products used in the treatment of patients suffering from severe angina, today reported financial results for its third quarter ended September 30, 2009.
     Net revenues in the third quarter of 2009 totaled $2,134,000 an 18% decrease from prior year third quarter net revenues of $2,618,000. The decrease in sales was primarily attributed to the absence of laser sales during the three month period ended September 30, 2009 as compared to laser sales of $373,000 for the three months ended September 30, 2008.
     Net revenues in the first nine months of 2009 totaled $7,222,000, a 26% decrease from net revenues of $9,719,000 in the first nine months of 2008. Laser sales decreased $1,832,000 and handpiece sales decreased $786,000 as compared to the prior year nine month period.
     “We continue to make progress in our efforts to re-engage the cardiology community and to refocus our sales force on utilization of previously installed lasers. We are taking the right steps to increase our core TMR business,” said Paul McCormick, Executive Chairman. He continued, “At the same time we are stepping up our investment in research and development as we prepare to initiate a U.S. clinical trial for our PHOENIX™ Combination Delivery System, which permits the intramyocardial delivery of both TMR and stem cells. Based upon our recent meeting with the FDA we expect to make our IDE submission by the end of the year.”
     The Company reported a third quarter 2009 operating loss of $718,000 as compared with an operating loss of $310,000 in the prior year quarter. The net loss for the quarter was $739,000 or $0.02 per basic and diluted share, as compared with net loss of $308,000, or $0.01 per basic and diluted share in the 2008 third quarter.
     For the first nine months of 2009, Cardiogenesis reported an operating loss of $1,577,000 as compared with operating income of $235,000 for the same period in 2008. The net loss for the first nine months of 2009 was $1,643,000 or $0.04 per basic and diluted share, compared with net income of $258,000, or $0.01 per basic and diluted share, for the first nine months of 2008.
     Gross margin was 82% of net revenues for the quarters ended September 30, 2009 and 2008. Gross profit decreased by $390,000 to $1,754,000 for the current year third quarter as compared with $2,144,000 for the 2008 third quarter.
     For the nine months ended September 30, 2009, gross margin was 82% of net revenues as compared to 84% for the nine months ended September 30, 2008. Gross profit in absolute dollars decreased by $2,215,000 to $5,915,000 for the nine months ended September 30, 2009, as compared to $8,130,000 for the nine months ended September 30, 2008. The decrease in the gross margin percentage for the three months and nine month periods was primarily attributed to a decrease in laser sales.
     Research and development expenses were $379,000 in the third quarter of 2009 as compared with $165,000 in the 2008 third quarter. Year to date, R&D expenses of $1,013,000 were $380,000 or 60% above the prior year period of $633,000. The dollar increase for the three month and nine month periods are primarily attributed to regulatory expenses incurred for FDA submissions.
     Sales and marketing expenses of $1,363,000 in the quarter ended September 30, 2009 decreased $173,000, or 11%, compared with $1,536,000 for the quarter ended September 30, 2008. For the nine months ended September 30, 2009, sales and marketing expenditures totaled $4,104,000, a decrease of $754,000, or 16%, compared with $4,858,000 for the nine months ended September 30, 2008. The decrease in sales and marketing expenditures for both the third quarter and nine month periods ended September 30, 2009 as compared to the corresponding prior year periods, was primarily due to lower commissions and related employee expenses. In addition, travel expenses for the nine months ended September 30, 2009 were $151,000 lower than the first nine months of 2008.
     General and administrative expenses for the quarter ended September 30, 2009 totaled $730,000 as compared to $753,000 during the quarter ended September 30, 2008. For the nine months ended September 30, 2009, general and administrative expenses totaled $2,375,000 as compared to $2,404,000 for the nine months ended September 30, 2008.
About Cardiogenesis Corporation
Cardiogenesis is a medical device company specializing in the treatment of cardiovascular disease and is a leader in devices that treat severe angina. Our market leading holmium:YAG laser system and single use fiber-optic delivery systems are used to perform a FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).
For more information on Cardiogenesis and its products, please visit our website at http://www.cardiogenesis.com or the direct to patient website at http://www.heartofnewlife.com.
Safe Harbor Statement
This press release contains forward-looking statements, including, without limitation, with respect to the Company’s expectation to file an IDE for the Company’s PHOENIX™ Combination Delivery System. Any forward-looking statements in this news release are subject to numerous risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially. Factors that could affect the accuracy of these forward-looking statements include, but are not limited to: any inability by the Company to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of TMR procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; the Company’s ability to comply with international and domestic regulatory requirements; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by the Company to ship product on a timely basis; the Company’s ability to manage its growth; the effects of recent disruptions in global credit and equity markets and other adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; and the Company’s ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues	$2,134	$2,618	$7,222	$9,719
Cost of revenues	380	474	1,307	1,589

Gross profit	1,754	2,144	5,915	8,130

Operating expenses:
Research and development	379	165	1,013	633
Sales and marketing	1,363	1,536	4,104	4,858
General and administrative	730	753	2,375	2,404

Total operating expenses	2,472	2,454	7,492	7,895

Operating income (loss)	(718)	(310)	(1,577)	235
Other income (expense):
Interest expense	(4)	(1)	(35)	(22)
Interest income	1	13	3	55
Other non-operating expense	(20)	—	(20)	—

Total other income (expense), net	(23)	12	(52)	33

Income (loss) before income taxes	(741)	(298)	(1,629)	268
Provision for income taxes	(2)	10	14	10

Net income (loss)	(739)	(308)	(1,643)	258

Net earnings (loss) per share:
Basic	$(0.02)	$(0.01)	$(0.04)	$0.01

Diluted	$(0.02)	$(0.01)	$(0.04)	$0.01

Weighted average shares outstanding:
Basic	45,549	45,292	45,519	45,292

Diluted	45,549	45,292	45,519	45,328

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,517	$2,907
Accounts receivable, net of allowance for doubtful accounts of $7 and $20, respectively	941	1,330
Inventories	984	1,164
Investments in marketable securities	—	75
Prepaids and other current assets	356	395

Total current assets	4,798	5,871
Property and equipment, net	350	382
Other assets, net	18	18

Total assets	$5,166	$6,271

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$338	$200
Accrued liabilities	1,020	1,103
Deferred revenue	971	800
Note payable	140	—
Current portion of capital lease obligations	9	6

Total current liabilities	2,478	2,109
Capital lease obligations, less current portion	16	13

Total liabilities	2,494	2,122

Commitments and Contingencies

Shareholders’ equity:
Preferred stock:
no par value; 5,000 shares authorized; none issued and outstanding	—	—
Common stock:
no par value; 75,000 shares authorized; 45,549 and 45,487 shares issued and outstanding, respectively	174,165	173,999
Accumulated deficit	(171,493)	(169,850)

Total shareholders’ equity	2,672	4,149

Total liabilities and shareholders’ equity	$5,166	$6,271